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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Numerex Corp. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Numerex Corp. on Forms S-8 (File No. 333-51780, effective December 13, 2000; File No. 333-105142, effective May 9, 2003).

/s/GRANT THORNTON LLP


Atlanta, Georgia
February 20, 2004